UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 22, 2016

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Bldg. 1400E, Suite B14202 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On September 22, 2016, Catabasis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cowen and Company, LLC (“Cowen” or the “Underwriter”) relating to an underwritten offering (the “Offering”) of 2,500,000 shares (the “Underwritten Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”).  The offering price of the Underwritten Shares is $4.00 per share, and Cowen has agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $3.76 per share.  Under the terms of the Underwriting Agreement, the Company has granted Cowen an option, exercisable for 30 days, to purchase up to an additional 375,000 shares of Common Stock (the “Option Shares” and together with the Underwritten Shares, the “Shares”) at the offering price less the underwriting discount.

The closing of the Offering is expected to take place on September 28, 2016, subject to the satisfaction of customary closing conditions. The Company estimates that the net proceeds from the sale of the Underwritten Shares will be approximately $9.2 million after deducting the underwriting discount and estimated offering expenses payable by the Company.

The Shares are being offered and sold pursuant to the Company’s shelf registration statement on Form S–3 (File No. 333-212382), which became effective on July 19, 2016.  The Company has filed a prospectus supplement relating to the Offering with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  Subject to certain exceptions, the Company, all of the Company’s directors and executive officers and certain of its significant stockholders also agreed not to sell or transfer any common stock of the Company for 90 days after September 22, 2016, without first obtaining the consent of the Underwriter.

The foregoing description of the material terms of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01  Other Events.

The Company issued a press release on September 23, 2016 announcing the pricing of the Offering.  The full text of the press release issued in connection with this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: September 23, 2016	By:	/s/ Jill C. Milne

Jill C. Milne
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated as of September 22, 2016, by and between the Company and Cowen and Company, LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

99.1	Press release issued by the Company on September 23, 2016